WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (this "Agreement") is entered into as of March 4, 2011 by and between HUDSON TECHNOLOGIES, INC., a New York corporation (the "Company"), and SONAR OVERSEAS FUND, LTD ("Seller").

RECITALS

WHEREAS, Seller owns a warrant issued on July 7, 2010 (the "Warrant") issued by the Company pursuant to a subscription agreement dated as of June 30, 2010 entitling Seller to purchase up to 12,187 shares of the Company's common stock, $.01 par value (the "Warrant Shares"); and

WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to repurchase from Seller, and Seller desires to have repurchased by the Company, a portion of the Warrant representing the right to purchase an aggregate of 12,187 Warrant Shares (the "Assigned Warrant") for the consideration set forth below.

NOW, THEREFORE, the Company and Seller, intending to be legally bound, and for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:

1. Repurchase. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to the Company, and the Company will purchase, acquire and accept from Seller, the Assigned Warrant, free and clear of any and all Liens (as hereinafter defined). Seller acknowledges and agrees that, at the Closing, the Assigned Warrant shall be cancelled immediately (and, for the avoidance of doubt, Seller shall have no further rights under and shall not be able to exercise the Assigned Warrant, which shall be deemed cancelled).

2. Closing. The closing of the repurchase of the Warrant under this Agreement (the "Closing") shall take place simultaneously with the signing of this Agreement at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, NY or at such other location as the parties agree. At the Closing, (i) the Company shall pay to Seller for the Assigned Warrant, an amount equal to $7,312.20 and (ii) Seller shall deliver to the Company for cancellation the original certificate representing the Assigned Warrant being purchased hereunder duly endorsed for transfer or accompanied by an appropriate transfer instrument, duly endorsed in blank, in the form of Annex A.

3. Representations, Warranties and Covenants of Seller. As of the date hereof, Seller represents and warrants to, and agrees with, the Company as follows:

(i) Seller is the sole record, legal and beneficial owner of the Warrant. The Warrant has not been exercised, in whole or in part nor has the Seller transferred any of its rights under the Warrant (other than pursuant hereto). To the Seller's knowledge, except as set forth herein, there are no (a) securities convertible into or exchangeable for the Warrant (other than pursuant to the exercise of the Warrant itself) or any of the Warrant Shares; (b) options, warrants or other rights to purchase or subscribe for the Warrant or any of the Warrant Shares; or (c) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of the Warrant or any of the Warrant Shares.

(ii) Seller has, and the Company will receive, good and marketable title to the Assigned Warrant, free and clear of any and all liens, security interests, mortgages, rights of first refusal, agreements, limitation on voting rights, restrictions, levies, claims, pledges, equities, options, contracts assessments, conditional sale agreements, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies (collectively, "Liens") excluding any Liens created by the Company.

(iii) Seller has the absolute and unrestricted right, power, capacity (legal or otherwise) and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action by Seller and no other corporate or other actions on the part of Seller are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement does not, and the consummation by Seller of the transactions contemplated hereby will not, (a) violate or conflict with any provision of Seller's certificate of incorporation, by-laws or any other organizational documents; (b) violate any provision of any laws of or by governmental or regulatory entity applicable to Seller or any of its properties or assets; or (c) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which Seller or any of its affiliates is a party or by which it or any of its affiliates is bound or to which any of its or its affiliates' properties, assets or business is subject. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by Seller, or the performance by Seller of its obligations hereunder.

(iv) Seller has had the opportunity to (i) review the Company's latest Annual Report on Form 10-K ("Annual Report") and all periodic reports filed by the Company with the Securities and Exchange Commission since the date of the Annual Report (the "SEC Filings") and (ii) discuss the plans, operations and financial condition of the Company with its officers, and has received all information requested by Seller relating to the Company to enable Seller to evaluate its decision to sell the Warrant (collectively together with the SEC Filings, the "Provided Information") hereunder. It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Assigned Warrant.

4. Miscellaneous. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.  All agreements in this Agreement binding upon the Company or Seller shall bind and inure to the benefit of the successors and assigns of the Company and Seller, respectively, whether so expressed or not. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof.

HUDSON TECHNOLOGIES, INC.

By:/s/ Kevin J. Zugibe
Name: Kevin J. Zugibe
Title: Chairman, Chief Executive Officer

SONAR OVERSEAS FUND, LTD
By:/s/ Neil Druker
Name: Neil Druker
Title: Managing Member of Sonar Capital Management, LLC, the Investment Manager for the Fund

Annex A

Form of Endorsement

For value received, the undersigned hereby sells, assigns, and transfers unto the person named below under the heading "Transferee" the right contained in the attached Warrant to purchase the number of shares of common stock of HUDSON TECHNOLOGIES, INC. specified under the heading "Number Transferred" opposite the name(s) of such person and appoints each such person Attorney to transfer its right on the books of HUDSON TECHNOLOGIES, INC. with full power of substitution in the premises.

Transferee	Number Transferred
HUDSON TECHNOLOGIES, INC.:	12,187

Dated: March 4, 2011	SONAR OVERSEAS FUND, LTD By:____________________________ Name: Neil Druker Title: Managing Member of Sonar Capital Management, LLC, the Investment Manager for the Fund
(Signature must conform to name of holder as specified on the face of the Warrant)
Accepted and Agreed: HUDSON TECHNOLOGIES, INC. (Transferee) By:_____________________________________ Name: Title: